UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2006

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2381 Rosecrans Avenue, Suite 325, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2006, the Company entered into a share purchase agreement with Omar Saeed and Arif Saeed (the "Saeeds"), that is effective on or prior to October 4, 2006, to acquire 70% of the capital stock of two privately owned Pakistani companies, Ovex Technologies (Private) Limited ("Ovex") and Ovex Pakistan (Private) Limited ("OvexDomestic). Both companies are engaged in providing business process outsourcing ("BPO") services and are wholly-owned by the Saeeds. Under the terms of the agreement, the Company will pay the Saeeds a total of $1,680,000 in exchange for 70% of the capital stock of each of the two companies. The form of the consideration paid will consist of $240,000 in cash, $240,000 in unregistered shares of Company common stock, and a promissory note in the principal amount of $1,200,000. The promissory note will be due on or before October 1, 2007 with interest payable in advance quarterly commencing October 1, 2006 at the six month Karachi Interbank Offering Rate plus 3%. To the extent that the promissory note is not fully paid by October 10, 2007, then a portion of the purchased shares of capital stock of Ovex and OvexDomestic shall be returned to the Saeeds pro rata based on the balance of the promissory note and the overall purchase price. Additionally, pursuant to the terms of the agreement, the boards of directors of Ovex and OvexDomestic will each be reconfigured to consist of three members; one designated by the Company, one designated by the Saeeds and one designated mutually by the two designees.

Ovex and the Saeeds have had and continue to have certain ongoing relationships with the Company. Since 2003, Ovex has provided the Company with BPO services for the Company’s selling and marketing operations. During the quarter ended June 30, 2006, Ovex also assumed the responsibilities for the Company’s accounting and finance outsourcing that was previously done by KPMG Taseer Hadi & Co, a Pakistani member firm of KPMG. For the quarter ended June 30, 2006, the Company's costs for Ovex services under its cost plus-plus fixed fee service agreement approximated $635,000, which included a management fee of approximately $134,000.

Ovex also has an ongoing relationship with Premier BPO, Inc. ("PBPO"), a provider of BPO services to U.S. companies. The Company owns 31% of the outstanding shares of PBPO’s common stock, 50% of the outstanding shares of PBPO’s Series A non-voting convertible preferred stock, has a representative on PBPO’s board of directors and consolidates PBPO in its financial reports as a variable interest entity. Since the inception of PBPO in 2003, Ovex has been the primary provider of the BPO services offered by PBPO. In addition to the business relationship that Ovex has with PBPO, the Saeeds collectively own 16% of the outstanding shares of common stock of PBPO, as well as 50% of the outstanding shares of Series A non-voting convertible preferred stock of PBPO and have a representative on its board of directors.

Item 3.02 Unregistered Sales of Equity Securities.

On September 19, 2006, the Company agreed to issue $240,000 in unregistered shares of its common stock to the Saeeds as a part of the purchase price for the capital stock of Ovex and OvexDomestic pursuant to the terms of conditions of a the share purchase agreement referenced in Item 1.01 above. The number of shares to be issued will be determined based upon the average closing price as reported on the Nasdaq Market for the seven consecutive trading days immediately prior to the closing date. The closing date is expected to occur on or prior to October 4, 2006. This issuance will be made in reliance on the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The share purchase agreement contains representations to support the Company’s reasonable belief that the purchasers are familiar with or have access to information concerning the Company’s operations and financial condition, [that the purchasers are "accredited investors" as set forth in Rule 501(a) of Regulation D,] and that the purchasers are acquiring the securities for investment and not with a view to the distribution thereof. At the time of their issuance, the shares will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the shares will bear legends to that effect. No placement agent was used in this private placement.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: None.

(b) Pro Forma Financial Information: None.

(c) Shell Company Transactions: None

(d) Exhibits:

Exhibit
Number Description

10.57 Share purchase agreement dated September 19, 2006, by and among the Registrant, Omar Saeed and Arif Saeed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

September 22, 2006	By:	/s/ Javed Latif

Name: Javed Latif
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.57	Share purchase agreement dated September 19, 2006, by and among the Registrant, Omar Saeed and Arif Saeed.